STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

Unaudited Interim Financial Statements

Notice

In accordance with National Instrument 51-102 released by the Canadian Securities Administrators, the Company discloses that its auditors have not reviewed the unaudited financial statements for the period ended September 30, 2006.

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2006	December 31, 2005

ASSETS

Current
Cash and equivalents	$ 7,166,428	$12,143,821
Short term investments	27,068,037	9,001,064
Receivables	230,541	240,244
Prepaid expenses	377,433	26,651

Equipment	207,908	208,229
Mineral property interests (Note 3)	7,828,847	5,579,778
Deferred exploration costs (Note 4)	9,131,625	3,570,990

	$52,010,819	$30,770,777

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current
Accounts payable and accrued liabilities	$ 566,844	$ 171,356
Due to related parties (Note 7)	21,191	14,291

	588,035	185,647

Shareholders’ equity
Capital stock (Note 5)	66,573,169	41,299,968
Subscriptions received in advance	-	3,600
Contributed surplus (Note 5)	1,969,338	4,857,621
Deficit	(17,119,723)	(15,576,059)

	51,422,784	30,585,130

	$52,010,819	$30,770,777

Basis of presentation (Note 1)

Subsequent events (Note 9)

On behalf of the Board:

	Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT

(Unaudited)

	Three Month Period Ended September 30, 2006	Three Month Period Ended September 30, 2005	Nine Month Period Ended September 30, 2006	Nine Month Period Ended September 30, 2005

GENERAL AND ADMINISTRATIVE EXPENSES
Advertising and promotion	$ 12,350	$ 35,674	$ 68,666	$ 49,380
Amortization	16,494	13,734	42,301	28,592
Business development	32,097	6,181	83,021	65,332
Consulting fees	203,424	148,774	609,377	470,098
Investors Relations	13,938	27,788	13,938	108,276
Office and miscellaneous	30,080	119,329	79,288	195,640
Professional fees	136,601	22,959	311,495	71,463
Regulatory fees	2,419	-	38,017	14,499
Rent	15,480	9,657	43,147	31,120
Shareholder communications	3,322	-	43,839	7,961
Short term investment fees	13,655	-	48,436	-
Stock-based compensation (Note 5)	91,633	-	407,073	419,198
Telephone	8,561	7,568	29,432	29,589
Transfer agent	3,447	5,130	14,318	14,103
Trade shows and conferences	86,942	73,083	296,538	181,960
Travel	16,860	7,347	47,766	29,405
Wages and benefits	95,745	59,115	250,239	127,814

Loss before other item	(783,048)	(536,339)	(2,426,891)	(1,844,430)

OTHER ITEM
Investment income	485,313	150,850	883,227	326,136

Loss before income taxes	(297,735)	(385,489)	(1,543,664)	(1,518,294)

Future income tax recovery	-	-	-	356,125

Loss for the period	(297,735)	(385,489)	(1,543,664)	(1,162,169)

Deficit, beginning of period	(16,821,988)	(14,730,237)	(15,576,059)	(13,953,557)

Deficit, end of period	$(16,821,988)	$(15,115,726)	$(17,119,723)	$(15,115,726)

Basic and diluted loss per common share	$ (0.01)	$ (0.01)	$ (0.02)	$ (0.02)

Weighted average number of common shares outstanding	69,404,695	51,239,209	65,033,256	47,643,722

The accompanying notes are an integral part of these consolidated financial statements.

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

 (Unaudited)

Three Month Period Ended September 30, 2006	Three Month Period Ended September 30, 2005	Nine Month Period Ended September 30, 2006	Nine Month Period Ended September 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$(297,735)	$(385,489)	$(1,543,664)	$(1,162,169)
Items not affecting cash
Amortization	16,494	13,734	42,301	28,592
Stock-based compensation	91,633	-	407,073	419,198
Future income taxes	-	-	-	(356,125)
	(189,608)	(371,755)	(1,094,290)	(1,070,504)

Changes in non-cash working capital items:
(Increase) decrease in receivables	22,237	(253,710)	9,703	(324,570)
(Increase) decrease in prepaid expenses	(359,604)	(34,731)	(350,782)	(21,415)
Increase in short term investments	(416,308)	-	(18,066,973)	-
(Decrease) increase in accounts payable and accrued liabilities	237,272	(53,161)	395,487	66,569

Cash used in operating activities	(706,011)	(713,357)	(19,106,855)	(1,349,920)

CASH FLOWS FROM INVESTING ACTIVITIES
Deferred exploration costs	(2,323,691)	(845,963)	(5,262,967)	(1,831,784)
Equipment purchased	(26,282)	(62,804)	(41,979)	(168,861)
Mineral property interests	(2,790)	(103,239)	(339,737)	(258,322)

Cash used in investing activities	(2,352,763)	(1,012,006)	(5,644,683)	(2,258,967)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in due to related parties	(5,595)	(18,865)	6,900	1,085
Share issuance costs	(4,769)	(18,869)	(684,014)	(1,141,481)
Capital stock issued	31,250	478,701	20,451,259	17,537,761

Cash provided by financing activities	20,886	440,967	19,774,145	16,397,365

Change in cash and equivalents during the period	(3,037,888)	(1,284,396)	(4,977,393)	12,788,478

Cash and equivalents, beginning of period	10,204,316	23,155,900	12,143,821	9,083,026

Cash and equivalents, end of period	$7,166,428	$21,871,504	$7,166,428	$21,871,504

The accompanying notes are an integral part of these consolidated financial statements.

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

1.

BASIS OF PRESENTATION

The consolidated financial statements contained herein include the accounts of Strathmore Minerals Corp. (the “Company”) and its wholly owned subsidiaries, Minera Peruran S.A., and Strathmore Resources (US) Ltd.  Significant inter-company balances and transactions are eliminated on consolidation.

The interim period consolidated financial statements have been prepared by the Company in accordance with Canadian generally accepted accounting principles.  All financial summaries included are presented on a comparative and consistent basis showing the figures for the corresponding period in the preceding year.  The preparation of financial data is based on accounting principles and practices consistent with those used in the preparation of annual consolidated financial statements.  Certain information and footnote disclosure normally included in financial statements prepared in accordance with Canadian generally accepted accounting principles has been condensed or omitted.  These interim period statements should be read together with the audited consolidated financial statements and the accompanying notes included in the Company's latest annual filing.  In the opinion of the Company, its unaudited interim consolidated financial statements contain all adjustments necessary in order to present a fair statement of the results of the interim periods presented.

2.

NATURE OF OPERATIONS

The Company's principal business activity is the acquisition and exploration of mineral property interests.

3.

MINERAL PROPERTY INTERESTS

	September 30, 2006	December 31, 2005

Athabasca property, Canada	$ 459,702	$ 459,702
Chord property, USA	137,282	137,282
Comstock property, Canada	494,271	297,271
Dieter Lake property, Canada	618,792	421,792
Duddridge Lake property, Canada	382,245	191,245
Fort Mcleod property, Canada	299,070	-
New Mexico properties, USA	1,718,043	1,272,616
Staked properties, Canada	811,420	798,153
Staked properties, Peru	69,580	69,580
Wyoming properties, USA	2,548,198	1,615,698
Pre-acquisition property costs	290,244	316,439

	$ 7,828,847	$ 5,579,778

Title to mineral property interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral property interests.  The Company has investigated title to all of its mineral property interests and, to the best of its knowledge, title to all of its properties are in good standing.

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

3.

MINERAL PROPERTY INTERESTS (cont’d…)

Athabasca property, Canada

The Company acquired an option to purchase a 100% interest in a uranium property located in Alberta, Canada, by paying $98,192, incurring additional costs of $29,510 and issuing 200,000 common shares valued at $332,000. The property is subject to a 0.75% net smelter returns royalty on certain mineral production and a 4% gross over riding royalty on all diamond production from the property.

Chord property, USA

The Company acquired an option to purchase a 100% interest in a uranium property located in South Dakota, USA, by paying $48,640.  During fiscal 2003, the Company amended the terms of the lease agreement for consideration of 100,000 shares of the Company valued at $56,000 and incurred additional fees of $6,468.  To earn its interest, the Company is required to make annual payments of either 50,000 common shares or US$10,000 per year to July 1, 2009. In fiscal 2005, the Company paid $12,558 (US$10,000), 2004 - $13,616 (US$10,000).  The property is subject to a 2% gross royalty.

Comstock property, Canada

The Company acquired an option to purchase a 100% interest in certain claims located in British Columbia, Canada by issuing 300,000 common shares valued at $491,000 and incurring additional fees of $3,271.

Dieter Lake property, Canada

The Company acquired an option to purchase a 100% interest in certain claims located in Quebec, Canada by issuing 300,000 common shares valued at $603,000 and incurring additional costs of $15,792. An additional 200,000 shares will be issued in the event a resource of more than 60 million pounds containing U3O8 (Uranium) is confirmed at the property.

Duddridge Lake property, Canada

The Company acquired an option to purchase a 100% interest in certain claims located in Saskatchewan, Canada by issuing 200,000 common shares valued at $344,000 and incurring additional fees of $38,245.

Fort Mcleod property, Canada

The Company acquired an option to purchase a 100% interest in certain claims located in Alberta, Canada, by paying $34,070 for staking costs and issuing 100,000 shares valued at $265,000. To earn its interest, the company is required to issue an additional 100,000 common shares.

New Mexico properties, USA

The Company acquired an option to purchase a 100% interest in certain claims located in New Mexico, USA, by paying $293,752, incurring additional costs of $315,791 and issuing 600,000 common shares valued at $1,108,500. Certain claims are subject to a 1% royalty.

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

3.

MINERAL PROPERTY INTERESTS (cont’d…)

Staked properties, Canada

The Company acquired, by staking, a 100% interest in the following uranium properties located in north-central Saskatchewan: Davy Lake, Hall Lake, Patterson Lake, Virgin River, and Waterbury Lake.

Staked properties, Peru

The Company acquired, by staking, a 100% interest in certain uranium properties located in Peru.

Wyoming properties, USA

The Company acquired an option to purchase a 100% interest in a certain claims located in Wyoming, USA by paying $87,560, incurring additional costs of $261,888 and issuing 1,150,000 common shares valued at $2,198,750. To earn its interest, the Company is required to issue an additional 100,000 common shares in stages over two years.

Pre-acquisition property costs

The pre-acquisition property costs represent expenditures related to mineral property interests prior to implementation of the acquisition.  These costs will be added to the mineral property interest costs to which they relate on completion of the acquisition or written-off to operations should the acquisition not proceed.

4.

DEFERRED EXPLORATION COSTS

	Canada	USA	Peru	Total

As at December 31, 2004	$ 103,933	$63,716	$ -	$ 167,649
Airborne geophysics surveys	1,497,325	-	-	1,497,325
Camp costs	41,534	-	4,573	46,107
Claim fees	38,178	168,188	22,165	228,531
Geologists fees and supplies	418,162	370,852	129,554	918,568
General expenses	16,326	8,074	1,861	26,261
Helicopter rental and equipment fuel	586,482	-	-	586,482
Lab analysis and sampling	38,802	-	-	38,802
NI 43-101 reports	21,334	3,841	-	25,175
Report/map preparation	33,869	606	1,615	36,090

As at December 31, 2005	2,795,945	615,277	159,768	3,570,990
Airborne geophysics surveys	1,690,728	-	-	1,690,728
Camp costs	91,883	-	-	91,883
Claim fees	160,007	352,244	27,102	539,353
Geologists fees & supplies	1,325,590	933,421	84,313	2,343,324

~continued~

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

4.

DEFERRED EXPLORATION COSTS (cont’d…)

~continued~

	Canada	USA	Peru	Total
General expenses	45,410	48,860	33,151	127,421
Travel	297,524	113,206	15,117	425,847
Helicopter rental & equipment fuel	266,335	494	-	266,829
Lab analysis & sampling	19,990	-	-	19,990
NI 43-101 reports	6,741	-	-	6,741
Report/Map preparation	46,979	779	761	48,519

As at September 30, 2006	$6,747,132	$2,064,281	$320,212	$9,131,625

5.

CAPITAL STOCK AND CONTRIBUTED SURPLUS

	Number of Shares	Capital Stock	Contributed Surplus

Authorized
Unlimited number of common shares, without par value

Issued
As at December 31, 2004	36,241,257	$23,457,405	$2,420,262
Private placements	10,144,286	12,752,584	2,505,917
Exercise of options	887,000	466,080	(169,381)
Exercise of warrants	7,082,971	4,280,507	(875,269)
Acquisition of mineral property interests	1,400,000	2,377,750	-
Stock-based compensation	-	-	476,610
Share issuance costs	-	(1,657,834)	499,482
Tax benefits renounced to flow through share subscribers	-	(376,524)	-

As at December 31, 2005	55,755,514	41,299,968	4,857,621
Private placements	3,265,950	8,699,795	-
Exercise of options	1,615,000	1,398,848	(446,798)
Exercise of warrants	7,936,166	13,738,923	(2,935,909)
Acquisition of mineral property interests	900,000	2,207,000	-
Stock-based compensation	-	-	407,073
Share issuance costs	-	(771,365)	87,351

As at September 30, 2006	69,472,630	$66,573,169	$1,969,338

Included in issued capital stock are 75,000 common shares subject to an escrow agreement that may not be transferred, assigned or otherwise dealt with without the consent of the regulatory authorities.

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

5.

CAPITAL STOCK AND CONTRIBUTED SURPLUS (cont’d…)

In January, 2005, the Company issued 30,000 flow-through common shares at a price of $1.95 per share for proceeds of $58,500 which were received in fiscal 2004.

In February, 2005, the Company issued 10,000,000 units at $1.50 per unit for gross proceeds of $15,000,000. Each unit consists of one common share and one half of one share purchase warrant. One whole warrant is exercisable at $1.75 until February 21, 2006 and thereafter at $2.00 expiring February 21, 2007. An estimated fair value of $2,480,945 was allocated to the warrants and is included in contributed surplus. In connection with the placement the Company issued agent options to purchase 1,027,180 common shares at a price of $1.75 per share in the first year and $2.00 per share in the second year and paid commissions of $1,027,180, of which $169,892 was allocated to the commissions on the warrants and is included in contributed surplus.  The fair value of the agents options, being

$802,026, was determined using the Black-Scholes option pricing model with a volatility of 62%, risk-free interest rate of 2.92%, expected life of 2 years, and a dividend rate of 0%.

In October, 2005, the Company issued 114,286 units at $1.75 per unit for gross proceeds of $200,001.  Each unit consists of one common share and one half of one share purchase warrant exercisable at $2.00 per share until October 26, 2007.  An estimated fair value of $24,972 was allocated to the warrants and is included in contributed surplus.

In May, 2006, the Company issued 1,697,300 flow-through shares at $3.00 per share and 1,568,650 units at $2.30 per unit for total proceeds of $8,699,795. Each unit consists of one common share and one half of one share purchase warrant. One whole warrant is exercisable at $3.25 and expires November 9, 2007. In connection with the placement, the Company paid commissions of $521,988 in cash and issued 195,957 Agents’ options. Each warrant entitles the Agent to purchase one common share at $2.55 per share and expires May 9, 2007. The fair value of the agents’ warrants, being $87,351, was determined using the Black Scholes option pricing model with a volatility of 53%, risk-free interest rate of 4.26%, expected life of 1 year, and a dividend rate of 0%.

Stock options and warrants

The Company has a stock option plan whereby, from time to time, at the discretion of the Board of Directors, stock options are granted to directors, officers, employees and certain consultants.  The exercise price of each option is based on the market price of the Company’s common stock at the date of grant less an applicable discount.  The options can be granted for a maximum term of 5 years.

Stock option and share purchase warrant transactions are summarized as follows:

	Warrants		Stock Options
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

Outstanding, December 31, 2004	10,081,638	$ 0.54	3,275,000	$ 0.68
Granted	6,084,323	1.75	1,600,000	1.69
Exercised	(7,082,971)	0.48	(887,000)	0.33

~continued~

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

5.

CAPITAL STOCK AND CONTRIBUTED SURPLUS (cont’d…)

~continued~

	Warrants		Stock Options
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Expired/cancelled	-	-	(100,000)	1.44
Outstanding, December 31, 2005	9,082,990	$ 1.37	3,888,000	$ 1.16
Granted	980,282	3.11	2,040,000	1.76
Exercised	(7,936,166)	1.36	(1,615,000)	0.59
Expired/cancelled	(2,500)	0.76	(63,000)	1.86

Outstanding, September 30, 2006	2,124,606	$ 2.51	4,250,000	$ 2.01

Number currently exercisable	2,124,606	$ 2.51	1,127,000	$ 1.89

As at September 30, 2006, incentive stock options and share purchase warrants were outstanding as follows:

	Number of Shares	Exercise Price	Expiry Date

Options	675,000	1.25	November 3, 2006
	250,000	1.75	January 14, 2007
	20,000	2.25	February 8, 2007
	300,000	2.20	April 29, 2007
	125,000	2.50	April 13, 2009
	100,000	1.95	February 15, 2009
	965,000	1.50	October 6, 2010
	50,000	1.75	June 14, 2011
	1,765,000	1.70	August 31, 2011
Total	4,250,000

Warrants	1,087,181	2.00	February 21, 2007
	195,957	2.55	May 9, 2007
	57,143	2.00	October 26, 2007
	784,325	3.25	November 9, 2007
Total	2,124,606

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

5.

CAPITAL STOCK AND CONTRIBUTED SURPLUS (cont’d…)

Stock-based compensation

During the nine month period ended September 30, 2006, the Company granted 2,040,000 (2005 – 600,000) options to employees, consultants and directors.  Accordingly, using the Black-Scholes option pricing model, the stock options are recorded at fair value in the statement of operations.  Total stock-based compensation recognized in the statement of operations was $407,074 (2005 - $195,201).  This amount was also recorded as contributed surplus on the balance sheet.

The following assumptions were used for the valuation of stock options and warrants:

	2006	2005

Risk-free interest rate	4.13%	3.00%
Expected life	4 years	2.3 years
Annualized volatility	46%	60%
Dividend rate	0.00%	0.00%

6.

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

	Three Month Period Ended September 30, 2006	Three Month Period Ended September 30, 2005	Nine Month Period Ended September 30, 2006	Nine Month Period Ended September 30, 2005

Cash paid during the period for interest and income taxes	$ -	$ -	$ -	$ -

During the nine month period ended September 30, 2006 the Company issued 900,000 (2005 – 725,000) common shares valued at $2,207,000 (2005 -$1,406,750) pursuant to the acquisition of mineral property interests. During the period ended September 30, 2005, the Company issued 1,150,000 common shares valued at $2,010,250 purusant to the acquisition of mineral property interests and issued 1,027,180 warrants valued at $802,026 as finders’ fees on private placements.

7.

RELATED PARTY TRANSACTIONS

The Company paid or accrued the following amounts to related parties:

Nine month period ended September 30	2006	2005

Consulting fees	$ 426,770	$ 272,292

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

7.

RELATED PARTY TRANSACTIONS (cont’d…)

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the parties.

Amounts due to related parties are non-interest bearing, unsecured and have no specific repayment terms.

8.

SEGMENTED INFORMATION

The Company primarily operates in one reportable operating segment, being the exploration of mineral property interests and considers its loss from operations for periods ended September 30, 2006 and 2005 to relate to this segment.

The Company has mineral property interests located in the USA, Canada and Peru and conducts administrative activities from Canada.  The total amount of capital assets attributable to Canada is $10,602,536 (2005 - $7,060,039), Peru is $322,876 (2005 - $139,755) and the USA is $6,242,968 (2005 - $2,159,203).

9.

SUBSEQUENT EVENTS

a)

Pursuant to the exercise of stock options, the Company issued 735,000 common shares for proceeds of $956,250.

b)

Pursuant to the exercise of share purchase warrants the Company issued 213,334 common shares for proceeds of $426,668.

c)

Granted 700,000 stock options at $2.10 per share exercisable for a period of 5 years.

10.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”).  Material variations in the accounting principles, practices and methods used in preparing these consolidated financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) are described and quantified below.

Mineral property interests and deferred exploration costs

Mineral property costs and related exploration expenditures are accounted for in accordance with Canadian GAAP.

For United States GAAP purposes, effective until fiscal 2003, the Company expenses, as incurred, the acquisition and exploration costs relating to unproven mineral property interests.  When proven and probable reserves are determined for a property and a feasibility study prepared, subsequent development costs of the property are capitalized.  The capitalized costs of such properties would then be amortized using the unit of production method over the estimated life of the ore body based on proven and probable reserves and would be measured periodically for recoverability of carrying values.

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

10.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

Mineral property interests and deferred exploration costs (cont’d…)

Effective for fiscal 2004, the Company has adopted the provisions of EITF 04-02 “Whether Mineral Rights are Tangible or Intangible Assets” which concluded that mineral rights are tangible assets.  Accordingly, the Company capitalizes certain costs related to the acquisition of mineral property interests.  Under United States GAAP, exploration costs on mineral properties prior to the establishment of proven or probable reserves continue to be expensed as incurred.

Flow-through shares

Under Canadian income tax legislation, the Company is permitted to issue shares whereby the Company agrees to incur qualifying expenditures (as defined under the Income Tax Act of Canada) and renounce the related income tax deductions to the investors. Under United States GAAP, any difference between the fair value of the non flow-through shares and the fair value of the flow-through shares must be recorded as a liability if a premium is paid by investors for the flow-through shares.  The liability is charged to income as the flow-through share proceeds are expended on qualifying expenditures and the related income tax deductions are renounced to investors.

During fiscal 2006, the Company issued 1,697,000 flow-through shares for total proceeds of $5,091,000. The Company has recorded a liability of $1,137,191 for the premium received on the flow-through shares. The liability will be charged to income as the flow-through share proceeds are expensed on qualifying expenditures and the related income tax deductions are renounced to investors.

During fiscal 2005, the Company issued 30,000 flow-through shares for total proceeds of $58,500.  As the value of the compensation received for the flow-through shares issued during fiscal 2005 exceeded the fair value of the non-flow through shares on the date issued, the Company recorded a difference in capital stock and related income tax expenses of $11,699 on renunciation during fiscal 2005.

Stock-based compensation

Under United States GAAP, Statements of Financial Accounting Standards No. 123, “Accounting for Stock-based Compensation” (“SFAS 123”) recommended, but did not require, companies to establish a fair market value based method of accounting for stock-based compensation plans. The Company had incorrectly disclosed in previous filings that it had chosen to account for stock-based compensation using Accounting Principles Board Opinion No.

25

 “Accounting for Stock Issued to Employees” (“APB 25”), in which compensation cost for stock options was measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the option Price. However, the Company elected to follow the recommendations of SFAS 123 and has chosen to account for stock-based compensation using the fair value based method.

New accounting and disclosure standards were introduced under Canadian GAAP for the fiscal year ending December 31, 2003. During the year ended December 31, 2002, under Canadian GAAP, the Company adopted, on a prospective basis, the fair value based method of accounting for all stock-based compensation.  Accordingly, there is no difference between Canadian GAAP and United States GAAP in the accounting for stock-based compensation for the nine months ended September 2006 and 2005.

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

10.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

Short Term investments

Under Canadian GAAP, temporary investments are carried at the lower of aggregate cost or current market value, with any unrealized gain or loss included in the statement of operations.

Under United States GAAP, SFAS 115 requires that certain debt and equity investments must be classified into available-for-sale or trading securities and stated at fair market values.  Any unrealized holding gains or losses are reported as a separate component of shareholders’ equity until realized for available-for-sale securities, and included in earnings for trading securities.  For United States GAAP purposes, the Company's investment in debt securities have been classified as trading securities.  Under SFAS 115, for the nine months ended September 30, 2006 there was no difference under Canadian GAAP or United States GAAP as these debt securities have been stated at their fair market value, with an unrealized gain of $160,393 (2005 - $Nil)included in the consolidated statement of operations.

Loss per share

Under both Canadian GAAP and United States GAAP, basic loss per share is calculated using the weighted average number of common shares outstanding during the year.

Under United States GAAP, the weighted average number of common shares outstanding excludes any shares that remain in escrow, but may be earned out based on the Company incurring a certain amount of exploration and development expenditures.  The weighted average number of shares outstanding under United States GAAP for the nine months ended September 30, 2006 and September 30, 2005 were 64,958,256 and 47,568,722 respectively.  Accordingly, the loss per share for the nine months ended September 30, 2006 and September 30, 2005 was $(0.11), and $(0.05), respectively.

New accounting pronouncements

In September 2006, the FASB issued SFAS No. 157 (“FAS 157”), “Fair Value Measurements.” Among other requirements, FAS 157 defines fair value and establishes a framework for measuring fair value and also expands disclosure about the use of fair value to measure assets and liabilities. FAS 157 is effective beginning the first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact of FAS 157 on its financial position and results of operations. In July 2006, the FASB issued Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 will have a material impact on its financial position or results of operations

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

10.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

New accounting pronouncements (cont’d…)

In February, 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and in March 2006, the FASB issued SFAS No. 156 “Accounting for Servicing of Financial Assets”, but they will not have any relationship to the operations of the Company. Therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2005, the EITF issued EITF 04-6, "Accounting for Stripping Costs in the Mining Industry".  The consensus indicated that costs of removing overburden and waste materials ("stripping costs") after production begins, represent variable production costs and should be considered a component of mineral inventory cost subject to the guidance in Chapter 4 of Accounting Research Bulletin No. 43, "Restatement and Revision of Accounting Research Bulletins".  EITF 04-6 is effective for fiscal years beginning after December 15, 2005 and upon adoption, can be applied by either retroactively restating prior periods or using a cumulative catch-up adjustment.  The Company believes this Statement will have no impact on the financial statements of the Company once adopted.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard did not have a material effect on the Company’s results of operations or financial position. FASB has also issued SFAS No. 151 and No. 152 but they will not have any relationship to the operations of the Company therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

10.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

New accounting pronouncements (cont’d…)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated balance sheets would be as follows:

	September 30, 2006			December 31, 2005
	Balance, Canadian GAAP	Adjustments	Balance, United States GAAP	Balance, Canadian GAAP	Adjustments	Balance, United States GAAP

Current assets	$34,842,439	$ 160,393	$35,002,832	$21,411,780	$ -	$21,411,780
Equipment	207,908		207,908	208,229	-	208,229
Mineral property interests	7,828,847	(2,100,038)	5,728,809	5,579,778	(2,057,969)	3,521,809
Deferred exploration costs	9,131,625	(9,131,625)	-	3,570,990	(3,570,990)	-

	$52,010,819	(11,071,270)	40,939,549	$30,770,777	$(5,628,959)	$25,141,818

Total liabilities	$588,035	$1,137,191	$1,725,226	$185,647	$ -	$185,647

Capital stock	66,573,169	(1,041,257)	65,531,912	$41,299,968	95,934	41,395,902
Subscriptions received	-	-	-	3,600	-	3,600
Contributed surplus (Additional paid-in capital)	1,969,338	673,800	2,643,138	4,857,621	673,800	5,531,421
Deficit	(17,119,723)	(11,841,004)	(28,960,727)	(15,576,059)	(6,398,693)	(21,974,752)

Shareholders' equity	51,422,784	(12,208,461)	39,214,323	30,585,130	(5,628,959)	24,956,171

	$52,010,819	$(11,071,270)	$40,939,549	$30,770,777	$(5,628,959)	$25,141,818

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

10.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

New accounting pronouncements (cont’d…)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of operations would be as follows:

	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005

Loss for the period, Canadian GAAP	$ (1,543,664)	$ (1,162,169)
Adjustments:
Mineral property interests	(42,069)	(63,509)
Deferred exploration costs	(5,560,635)	(1,357,744)
Unrealized gain on short term investments	160,393	-
Renunciation of flow-through shares	-	(84,235)

Loss for the year, United States GAAP	$ (6,985,975)	$ (2,667,657)

Basic and diluted loss per share, United States GAAP	$ (0.11)	$ (0.06)

Weighted average number of common shares
outstanding, United States GAAP	64,958,256	47,568,722

The impact of the differences between Canadian GAAP and United States GAAP on the statements of cash flows would be as follows:

	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005

Cash flows provided by (used in) operating activities,
Canadian GAAP	$(19,106,855)	$(1,349,920)
Mineral property interests	(339,737)	(258,322)
Deferred exploration costs	(5,262,967)	(1,831,784)

Cash flows used in operating activities, United States GAAP	(24,709,559)	(3,440,026)

Cash flows used in investing activities, Canadian GAAP	(5,644,683)	(2,258,967)
Mineral property interests	339,737	258,322
Deferred exploration costs	5,262,967	1,831,784

~continued~

STRATHMORE MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SEPTEMBER 30, 2006

10.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

New accounting pronouncements (cont’d…)

~continued~

	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005

Cash flows used in investing activities, United States GAAP	(41,979)	(168,861)

Cash flows provided by financing activities, Canadian GAAP
and United States GAAP	19,774,145	16,397,365

Change in cash during the period	(4,977,393)	12,788,478

Cash, beginning of period	12,143,821	9,083,026

Cash, end of period	$7,166,428	$21,871,504